Exhibit 1.1

14,000,000 shares of Class A Common Stock

THE AZEK COMPANY INC.

UNDERWRITING AGREEMENT

May 16, 2023

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The selling stockholders listed in Schedule II hereto (the “Selling Stockholders”), each a shareholder of The AZEK Company Inc., a Delaware corporation (the “Company”), propose to sell to the Underwriter named in Schedule I hereto (the “Underwriter”) an aggregate of 14,000,000 shares (the “Firm Stock”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). In addition, the Selling Stockholders propose to grant to the Underwriter an option to purchase up to an aggregate of 2,100,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” The Company and the Selling Stockholders understand that the Underwriter proposes to make a public offering of the Stock as soon as the Underwriter deems advisable after this agreement (this “Agreement”) has been executed and delivered.

Subject to the sale of the Firm Stock by the Selling Stockholders to the Underwriter in compliance with the terms of this Agreement, the Underwriter agrees to sell to the Company in accordance with Section 3 hereof, and the Company hereby agrees to purchase in accordance with Section 3 hereof from the Underwriter on the Delivery Date (as defined below) (the “Stock Repurchase”), an aggregate of 1,477,832 shares of the Firm Stock (the “Repurchase Stock”) at a purchase price per share equal to the Purchase Price (as defined below).

1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)    An automatic registration statement on Form S-3 (File No. 333- 271968 ) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act immediately upon filing. Copies of such registration statement and any amendment thereto have been delivered by the Company (or made available through the Commission’s Electronic Data Gathering Analysis Retrieval System (“EDGAR”)) to you upon request. As used in this Agreement:

(i)    “Applicable Time” means 4:15 P.M. (New York City time) on May 16, 2023;

(ii)    “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, if any, became effective in respect of the Underwriter pursuant to Rule 430B(f)(2) under the Securities Act;

(iii)    “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the offering of the Stock in the final form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)    “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)    “Registration Statement” means the registration statement, as amended as of the Effective Date, relating to the offer and sale of the Stock, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

(viii)    “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act; and

(ix)    “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may

be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.

(b)    Reserved.

(c)    The Company (i) has not engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the consent of the Underwriter, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(d)    The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the Initial Delivery Date (as defined herein), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)    Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.

(f)    The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any post-effective amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus, or that will be incorporated by reference in the Prospectus will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(g)    The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(h)    The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(i)    The documents incorporated by reference in any Preliminary Prospectus did not, or that will be incorporated by reference in the Prospectus will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)    The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(k)    Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(e).

(l)    No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(e). Each Written Testing-the-Waters Communications did not include any information that conflicted or conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(m)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(n)    The Company and each of its subsidiaries have been duly organized, are validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and are duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which their ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all corporate or similar organizational power and authority necessary to own or hold its properties and to conduct the businesses in which they are engaged as described in the most recent Preliminary Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VIII hereto. None of the subsidiaries of the Company (other than CPG International LLC, Vycom Corp., Scranton Products Inc., Sanatec Sub I Corporation, Santana Products Inc., CPG Sub I Corporation, CPG Building

Products LLC, WES, LLC, UltraLox Technology, LLC, Versatex Holdings, LLC, Versatex Building Products, LLC and StruXure Outdoor, LLC) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(o)    The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock, if any, have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    The shares of the Stock to be sold by the Selling Stockholders to the Underwriter hereunder have been duly authorized and validly issued, are fully paid and non-assessable, and conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and are free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The shares of Stock to be sold by the Selling Stockholders will be sold in compliance with federal and state securities laws.

(q)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement (including the Stock Repurchase). This Agreement (including the Stock Repurchase) has been duly and validly authorized, executed and delivered by the Company.

(r)    The execution, delivery and performance of this Agreement (including the Stock Repurchase) by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the delivery and performance of this Agreement (including the Stock Repurchase) by the Company and the consummation of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, the approval for listing on the New York Stock Exchange (the “Exchange”) and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriter.

(t)    The historical financial statements (including the related notes) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared (subject to year-end audit adjustments in the case of unaudited financial statements) in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. All disclosures contained or incorporated by reference in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(u)    To the Company’s knowledge and based in part on confirmations provided by PricewaterhouseCoopers LLP (“PWC”), PWC, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(v)    Except as described in the most recent Preliminary Prospectus, the Company maintains internal accounting controls (applicable to its consolidated subsidiaries) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the most recent Preliminary Prospectus, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PWC and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls. Nothing in this Section 1(t) shall require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to do so under applicable law.

(w)    Except as described in the most recent Preliminary Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act and as applicable to its consolidated subsidiaries) that comply with the requirements of the Exchange Act applicable to the Company, (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(x)    Except as described in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PWC and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, except as disclosed to the Underwriter, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, other than corrective actions with regard to significant deficiencies and material weaknesses that are consistent with the disclosure related to remediation of existing material weaknesses included in the most recent Preliminary Prospectus.

(y)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” set forth or incorporated by reference in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); and (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies.

(z)    There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aa)    Since the date of the latest audited financial statements incorporated by reference in the most recent Preliminary Prospectus, (a) neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, other than pursuant to equity incentive plans or similar arrangements described in the most recent Preliminary Prospectus, (iii) incurred any material liability or material obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and (b) since such date, there has not been any change in the capital stock, partnership or limited liability interest, as applicable (other than the repurchase of capital stock from employees of the Company or its subsidiaries pursuant to equity award agreements or other contractual arrangements in connection with the termination of such Person’s employment with the Company or its subsidiaries) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in the case of each of clauses (a) and (b) except as described in the most recent Preliminary Prospectus or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)    Except as described in the most recent Preliminary Prospectus, the Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them (other than with respect to intellectual property, title to which is addressed exclusively in Section 1(dd)) in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as (i) do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)    The Company and each of its subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(dd)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner described in the most recent Preliminary Prospectus without infringement or other violation of any such rights of others and have not received any written notice of any claim of infringement or other conflict with, any such rights of others.

(ee)    Except as disclosed in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement (including the Stock Repurchase) or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ff)    There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in or incorporated by reference in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(gg)    The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonable for the conduct of their respective businesses as described in the most recent Preliminary Prospectus and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; except as disclosed in the most recent Preliminary Prospectus, there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(hh)    No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ii)    No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(jj)    Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the most recent Preliminary Prospectus, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)    Except as described in the most recent Preliminary Prospectus, the Company and each of its subsidiaries (i) are, and at all relevant times prior hereto have been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining, and complying with all permits, approvals, and other authorizations required under Environmental Laws to conduct their respective businesses, and (ii) have not received written notice and do not otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or obligation relating to the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions, exclusive of interest and costs, of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(ll)    Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) have filed all federal, state, local and foreign income tax returns and other tax returns required to be filed through the date hereof, subject to permitted extensions and (ii) have paid all taxes which have become due and payable by the Company or its subsidiaries, except for taxes, if any, as are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established in accordance with GAAP. No tax deficiency has been determined adversely to the

Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company or any subsidiary, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates (as defined below) from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary of the Company is a member.

(nn)    The statistical and market-related data included in or incorporated by reference in the most recent Preliminary Prospectus is based on or derived from sources that the Company believes to be reliable in all material respects.

(oo)    Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the Stock Repurchase, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(pp)    The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Tax Consequences to Non-U.S. Holders of Common Stock” insofar as they purport to summarize provisions of the laws and documents referred to therein, are accurate summaries of the matters described therein in all material respects.

(qq)    Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(rr)    Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or the Stock Repurchase.

(ss)    The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(tt)    The Company, its controlled affiliates and each of its stockholders named in the Preliminary Prospectus have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(uu)    The Stock has been approved for listing on the Exchange.

(vv)    The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter have consented in accordance with Section 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(ww)    Neither the Company nor any subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(xx)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its or their directors, officers, employees, agents or other persons acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any unlawful bribe, kickback, rebate, payoff, influence payment, or unlawfully provided anything of value using corporate funds, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation (“Anti-Corruption Laws”). The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with the Anti-Corruption Laws.

(yy)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or such subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its or their directors, officers, employees or agents, is currently the target of any sanctions administered or enforced by the

Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, or other sanctions authority having jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”). Neither the Company nor any of its subsidiaries is located in or organized under the laws of a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding or financing the activities or business of any person that is the target of Sanctions, or in any country or territory that currently is the target of comprehensive Sanctions, or in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. During the past five years, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings or in any transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and the Company does not intend to engage in such dealings or transactions, except as permitted pursuant to a license or other authorization from OFAC, the U.S. Department of State or other U.S. Government agency and the Company has implemented compliance procedures reasonably designed to prevent the Company from engaging in dealings or transactions prohibited by applicable Sanctions.

(aaa)    Except as disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company after reasonable inquiry, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(bbb)    The Company and each of its subsidiaries are, and at all times during the past five years, were, in compliance in all material respects with all applicable data privacy and security laws and regulations regarding the collection, use, transfer, storage, protection, disposal or disclosure of Personal Data (as defined below) collected from or provided by third parties (collectively, the “Privacy Laws”). “Personal Data” means “personal data” as defined by the EU General Data Protection Regulations (EU 2016 679) and any data concerning an identified natural person. The Company and its subsidiaries have in place, are in material compliance with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies on its website; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). To the knowledge of the Company, the execution, delivery and performance of this Agreement (including the Stock Repurchase) or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws or Policies. Neither the Company nor any subsidiary has received notice of any actual or potential material liability under or relating to, or actual or potential violation of, any of the Privacy Laws.

(ccc)    Neither the Company nor any of its Subsidiaries (i) has any issued and outstanding debt securities or (ii) guarantees any debt securities, in each case that are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act.

(ddd)    There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Preliminary Prospectus was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriter.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.    Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a)    Such Selling Stockholder, if an entity, has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b)    Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Stock.

(c)     Such Selling Stockholder has, and immediately prior to any Delivery Date on which such Selling Stockholder is selling shares of Stock, such Selling Stockholder will have, good and marketable title to the shares of Stock to be sold by such Selling Stockholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims.

(d)    The Stock to be sold by such Selling Stockholder hereunder is subject to the interest of the Underwriter, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(e)    Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriter (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Stock, and (iii) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriter on the records of DTC will have been made pursuant to the UCC.

(f)    Such Selling Stockholder, if an entity, has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(g)    This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(h)    The sale of the Stock by such Selling Stockholder, the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated therein.

(i)    No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required for the sale of the Stock by such Selling Stockholder, the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, the rules and regulations of FINRA, applicable state or foreign securities laws and such other approvals as have been or will have been made prior to the Initial Delivery Date in connection with the purchase and sale of the Stock by the Underwriter.

(j)    To the knowledge of such Selling Stockholder, the Registration Statement (as of its Effective Date), the Prospectus (as of its date or as of the applicable Delivery Date), the Pricing Disclosure Package (as of the Applicable Time), the documents incorporated by reference in any Preliminary Prospectus or the Prospectus (as of the date such document was filed with the Commission and as of the applicable Delivery Date) and any Issuer Free Writing Prospectus listed in Schedule IV hereto (as of its Applicable Time) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such representations and warranties set forth in this subsection (j) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus,

the Pricing Disclosure Package, the documents incorporated by reference in any Preliminary Prospectus or the Prospectus or any other Issuer Free Writing Prospectus listed in Schedule V hereto or any amendment or supplement thereto; it being understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appears in the Registration Statement, the Prospectus, the documents incorporated by reference in any Preliminary Prospectus or the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” or any other Issuer Free Writing Prospectus listed in Schedule V hereto (collectively, the “Selling Stockholder Information”).

(k)    Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(l)    If such Selling Stockholder is organized in a jurisdiction outside of the United States, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriter in Canada or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (iii) the sale and delivery by the Underwriter of the Shares as contemplated herein and in the Prospectus.

(m)    Such Selling Stockholder has not: (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and such Selling Stockholder has instituted and maintain policies and procedures designed to ensure compliance with the Anti-Corruption Laws.

(n)    The operations of such Selling Stockholder are and has been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(o)    Such Selling Stockholder is not (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, and Syria); and such Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. Such Selling Stockholder has not engaged in for the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(p)    To such Selling Stockholder’s knowledge, there are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Stockholder, and none of the proceeds received by such Selling Stockholder from the sale of the Stock to be sold by such Selling Stockholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(q)    Such Selling Stockholder is not prompted by any material non-public information concerning the Company that is not disclosed in the Pricing Disclosure Package to sell the Stock being sold by such Selling Stockholder pursuant to this Agreement.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Stock shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

3.    Purchase of the Stock by the Underwriter. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholders agree to sell 14,000,000 shares of the Firm Stock, as set forth on Schedule II, to the Underwriter, and the Underwriter agrees to purchase such shares of Firm Stock.

In addition, each Selling Stockholder grants to the Underwriter an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder’s name in Schedule II hereto, severally and not jointly. Such option is exercisable in the event that the Underwriter sells more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by each Selling Stockholder as set forth in Schedule I hereto.

The purchase price payable by the Underwriter for the Firm Stock is $24.36 per share (the “Purchase Price”) and the purchase price payable by the Underwriter for any Option Stock is the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Stock but not payable on the Option Stock.

Subject to the sale of the Firm Stock by the Selling Stockholders to the Underwriter pursuant to this Agreement, the Underwriter hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Underwriter the Repurchase Stock at a price per share equal to the Purchase Price. The shares of Repurchase Stock purchased by the Company pursuant to this Agreement shall be deemed to be a portion of the aggregate shares of Firm Stock that were sold by Ares Corporate Opportunities Fund IV, L.P. to the Underwriter pursuant to this Agreement.

The Selling Stockholders are not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.    Offering of Stock by the Underwriter. Upon authorization by the Underwriter of the release of the Firm Stock, the Underwriter proposes to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5.    Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time at the offices of Latham & Watkins LLP, 300 Colorado Street, Suite 2400, Austin, Texas 78701, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Firm Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Each of the Selling Stockholders shall deliver the Firm Stock through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

In addition, payment of the purchase price for the Repurchase Stock shall be made by the Company to the Underwriter in Federal or other funds immediately available in New York City to an account designated by the Underwriter against delivery of such Repurchase Stock for the account of the Company at such place as shall be agreed upon by the Underwriter and the Company, on the Initial Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders subject to such option by the Underwriter; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option

Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriter, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Selling Stockholders and payment for the Option Stock by the Underwriter shall be made at 10:00 A.M., New York City time at the offices of Latham & Watkins LLP, 300 Colorado Street, Suite 2400, Austin, Texas 78701, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriter and the Company. On each Option Stock Delivery Date, the Selling Stockholders shall deliver, or cause to be delivered, the Option Stock against payment by the Underwriter of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. The Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Underwriter shall otherwise instruct.

6.    Further Agreements of the Company and the Underwriter.

(a)    The Company agrees:

(i)    To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriter with copies thereof in accordance with the Underwriter’s request; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii)    Upon written request, to furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including conformed copies of all consents and exhibits filed therewith.

(iii)    To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) any document incorporated by reference in any Preliminary Prospectus or the Prospectus (unless available on EDGAR); (C) during the period of time after the date hereof that a prospectus relating to the Stock is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with the sales of the Stock by the Underwriter or dealer (the “Prospectus Delivery Period”) the Prospectus and any amended or supplemented Prospectus, and (D) during the Prospectus Delivery Period each Issuer Free Writing Prospectus; and, if, during the Prospectus Delivery Period, any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason during the Prospectus Delivery Period it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriter shall furnish to the Company) as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)    During the Prospectus Delivery Period, to file as promptly as practicable with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission in connection with the offering and sale of the Stock.

(v)    Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi)    Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.

(vii)    To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time during the Prospectus Delivery Period any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter (whose name and address the Underwriter shall furnish to the Company) as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)    As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders (including by making available on EDGAR) and to deliver to the Underwriter (or make available on EDGAR) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(ix)    Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)    For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell, purchase or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options or other awards pursuant to plans existing on the date hereof and disclosed in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than (i) any confidential or non-public submissions to the Commission of any registration statement under the Securities Act only if (w) no public announcement of such confidential or non-public submission shall be made, (x) if any demand was made for, or any right exercised with respect to, such registration of shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock, no public announcement of such demand or exercise of rights shall be made, (y) the Company shall provide written notice at least two business days prior to such confidential or non-public submission to the Underwriter and (z) no such confidential or non-public submission shall become a publicly available registration statement during the Lock-Up Period; or (ii) any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of BofA Securities, Inc. and to cause each party set forth on Schedule III to furnish to the Underwriter, on or prior to the date of this Agreement a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions contained in the preceding sentence shall not apply to (i) the exchange of shares of Common Stock for shares of Class B common stock and the exchange of shares of

Class B common stock for shares of Common Stock, (ii) the issuance of securities in connection with the acquisition by the Company or any subsidiary of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company or any subsidiary in connection with any such acquisition or (iii) the issuance of securities in connection with joint ventures or acquisitions and other strategic transactions; provided that in the case of each of preceding clauses (ii) and (iii), the aggregate number of shares issued in all such acquisitions and transactions does not exceed 5.0% of the Company’s outstanding common stock following the offering of the Stock and Stock Repurchase contemplated by this Agreement and each recipient of such shares that is a member of the Company’s board of directors, an executive officer of the Company or a beneficial holder of 5.0% of the fully-diluted capital stock (including holders of Class B Common Stock) of the Company executes a Lock-Up Agreement.

(xi)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xii)    If any Selling Stockholder is not a United States person for U.S. federal income tax purposes, the Company will deliver to the Underwriter (or its agent), on or before the Delivery Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated no more than thirty (30) days prior to the Delivery Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and (ii) proof of delivery to the U.S. Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

(xiii)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv)    [Reserved.]

(xv)    [Reserved.]

(xvi)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xvii)    The Company will do and perform all things required to be done and performed under this Agreement by it prior to each Delivery Date.

(xviii)    The Company will deliver to the Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

(b)    Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.    Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly:

(a)    Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(b)    To deliver to the Underwriter prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person), together with all required attachments to such form, establishing a complete exemption from any potential dividend or other withholding taxes.

(c)    Such Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d)    Such Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriter’s obligations hereunder to purchase the Stock.

(e)    Such Selling Stockholder will deliver to the Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed FinCEN Certification, together with copies of identifying documentation, of such Selling Stockholder and each such Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

8.    Expenses. The Company and each of the Selling Stockholders, severally and not jointly, agree, whether or not the transactions contemplated by this Agreement (including the Stock Repurchase) are consummated or this Agreement is terminated, that (i) the Company will pay all expenses, costs, fees and taxes incident to and in connection with (a) the preparation and printing of certificates for the Stock, if any; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriter, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including related reasonable and documented fees and expenses of counsel to the Underwriter); (f) the listing of the Stock on the Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriter); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable and documented fees and expenses of Canadian counsel to the Underwriter, provided that the Company shall only be required to pay such fees and expenses of counsel to the Underwriter incurred in relation to subsections (e), (g) and (h) in an amount that is not greater than $50,000 in the aggregate); (i) any investor presentations on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the 50% of the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including the Stock Repurchase), including counsel to the Selling Stockholders engaged by the Company or whose expenses the Company has otherwise agreed to pay and (ii) such Selling Stockholder will pay all expenses with respect to counsel and other advisors to such Selling Stockholder not engaged by the Company or whose expenses the Company has not otherwise agreed to pay and any stamp duties or other taxes payable in connection with the sale and delivery of the Stock; provided that, except as provided in this Section 8 and in Section 12, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the resale of any Stock by it, the expenses of advertising any offering of the Stock made by the Underwriter and travel (provided that the Underwriter is responsible for 50% of the cost of any aircraft chartered in connection with the road show), lodging and other expenses of the Underwriter or any of its employees or representatives incurred by it in connection with any “road show” or any Testing-the-Waters Communications.

9.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder in all material respects, and to each of the following additional terms and conditions:

(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the Underwriter’s reasonable satisfaction. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that the Underwriter may reasonably request to enable it to pass upon such matters.

(c)    Sullivan & Cromwell LLP shall have furnished to the Underwriter its written opinion and disclosure letter, as counsel to the Company addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(d)    Whalen LLP shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholders, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(e)    Torys LLP shall have furnished to the Underwriter its written opinion, as Canadian counsel to Ontario Teachers’ Pension Plan Board, addressed to the Underwriter and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriter.

(f)    The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriter reasonably request for the purpose of enabling it to pass upon such matters.

(g)    At the time of execution of this Agreement, the Underwriter shall have received from PWC a letter, in form and substance reasonably satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)    With respect to the letter of PWC referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriter a letter (the “bring-down letter”) of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)    The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of their Chief Executive Officer and Chief Financial Officer (solely in their capacities as such) as to such matters as the Underwriter may reasonably request, including, without limitation, a statement:

(i)    That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all of its respective agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)    That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii)    At each Delivery Date, since the Effective Date or since the respective dates as to which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole shall have occurred.

(iv)    To the effect of Section 9(k) (provided that (A) no representation with respect to the judgment of the Underwriter need be made and (B) such representation with respect to 9(k)(i) may be qualified by materiality).

(j)    Each Selling Stockholder (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Underwriter on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(k)    Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock, other than (x) the issuance of profits interests, shares of stock, shares of restricted stock, stock options or other awards under equity incentive plans or similar arrangements described in the most recent Preliminary Prospectus and the Prospectus or pursuant to currently outstanding options, warrants or rights not issued under one of those plans, in each case to the extent such plans, arrangements, options, warrants or rights are described in the most recent Preliminary Prospectus, (y) the exchange of shares of Common Stock for shares of Class B common stock and the exchange of shares of Class B common stock for Common Stock or (z) the repurchase of capital stock from employees of the Company or its subsidiaries pursuant to equity award agreements or other contractual arrangements in connection with the termination of such Person’s employment with the Company or its subsidiaries, or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, if the effect of any such event in clauses (iii) or (iv) makes it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)    The Exchange shall have approved the Stock for listing.

(n)    The Lock-Up Agreements between the Underwriter and each party set forth on Schedule III, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o)    The Underwriter shall have received (i) on and as of the date hereof and (ii) on and as of each Delivery Date, as the case may be, a certificate of the Chief Financial Officer of the Company substantially in the form of Exhibit B hereof.

(p)    On or prior to each Delivery Date, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

(q)    Substantially concurrently with the consummation of the offering of the Firm Stock, the Stock Repurchase shall be consummated.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

10.    Indemnification and Contribution.

(a)    The Company hereby agrees to indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by the Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)    Each of the Selling Stockholders, severally in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(c) being referred to as a “Selling Stockholder Free Writing Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by the Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or breach of representation or warranty was made in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Selling Stockholder Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus after deducting underwriting commissions and discounts but before expenses (the “Selling Stockholder Proceeds”). The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to the Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c)    The Underwriter shall indemnify and hold harmless the Company, each Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Underwriter may otherwise have to the Company, such Selling Stockholder or any such affiliate, director, officer, employee or controlling person.

(d)    Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable and documented out-of-pocket costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and, based on the advice of counsel, representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any action or claim or related action or claim in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with this Agreement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and more than 30 days after receipt of the proposed terms of such settlement, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)    If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Stock exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)    The Underwriter confirms and each of the Company and each Selling Stockholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriter set forth on the cover page of the most recent Preliminary Prospectus and the Prospectus, the concession and reallowance figures in the second paragraph under the heading “Commissions and Expenses” in the “Underwriting” section of the most recent Preliminary Prospectus and the Prospectus, the information related to price stabilization and short positions under the heading “Stabilization, Short Positions and Penalty Bids” in the “Underwriting” section of the most recent Preliminary Prospectus and the Prospectus and the information in the first paragraph under the heading “Electronic Distribution” in the “Underwriting” section of the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(g)    Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2 of this Agreement, under any certificate or agreement delivered pursuant to this Agreement, under the indemnity and contribution agreements contained in this Section 10 or otherwise pursuant to this Agreement shall be limited to such Selling Stockholder’s Selling Stockholder Proceeds.

11.    Termination. The Underwriter may terminate its obligations hereunder by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(k) and 9(l) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

12.    Reimbursement of Underwriter’s Expenses. Except as set forth in the next sentence, if (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter for any reason, or (b) the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement (except as a result of the occurrence of any of the events described in Section 9(l) (excluding clause (i)(B) thereof)), the Company will reimburse the Underwriter for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel for the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriter. If this Agreement is terminated as a result of the occurrence of any of the events described in Section 9(l) (excluding clause (i)(B) thereof), neither the Company nor any Selling Stockholder shall be obligated to reimburse the Underwriter for any expenses except as provided in Sections 8 and 11 hereof.

13.    Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriter’s investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.    No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter: (a) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriter, on the other, exists; (b) the Underwriter are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriter may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated

herein; and (d) the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby (x) waive any claims that the Company or the Selling Stockholders may have against the Underwriter with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriter with respect to any entity or natural person. Each of the Company and the Selling Stockholders has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate by the Company or such Selling Stockholder, as applicable.

15.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Underwriter, shall be delivered or sent by mail or email transmission to BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal;

(b)    if to the Company, shall be delivered by mail to the address of the Company set forth in the Registration Statement, Attention: Jonathan Skelly, Senior Vice President of Execution and Strategy and Paul Kardish, Senior Vice President and Chief Legal Officer, with a copy, which shall not constitute notice, to Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, CA 94303, Attention: John L. Savva (Fax: (650) 461-5761); and

(c)    if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to its address provided in Schedule II hereto, with a copy, which shall not constitute notice, to Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, California 92660.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriter.

16.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriter contained in Section 10(b) of this Agreement shall be deemed to be for the benefit of the affiliates, directors, officers, employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.    Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.    Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

20.    Submission to Jurisdiction, Etc. Ontario Teachers’ Pension Plan Board hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Process may be served in any such suit or proceeding at Ontario Teachers’ Pension Plan Board’s office in the Borough of Manhattan, The City of New York, New York at 375 Park Avenue, Suite 2601, New York, N.Y. 10152, and Ontario Teachers’ Pension Plan Board agrees that service of process upon such office, and written notice of said service to Ontario Teachers’ Pension Plan Board by the person serving the same to the address provided in Section 15 shall be deemed in every respect effective service of process upon Ontario Teachers’ Pension Plan Board in any such suit or proceeding.

21.    Waiver of Jury Trial. The Company and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Underwriter is a Covered Entity and becomes, or a BHC Act Affiliate of the Underwriter becomes, subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Agreement:

(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)    “Covered Entity” means any of the following:

(x)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(y)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(z)    a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE AZEK COMPANY INC.

By:	/s/ Morgan Walbridge
Name:	Morgan Walbridge
Title:	Senior Vice President and Chief Legal
Officer

[Signature Page to Underwriting Agreement]

ARES CORPORATE OPPORTUNITIES FUND IV, L.P.

By:	ACOF Operating Manager IV, LLC, its manager

By:	/s/ Natasha Li
Name:	Natasha Li
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Ashfaq Qadri
Name:	Ashfaq Qadri
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted:

BOFA SECURITIES, INC.

By:	/s/ Christine MacDonald
Name:	Christine MacDonald
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares of Firm Stock
BofA Securities, Inc.	14,000,000
Total	14,000,000

SCHEDULE II

Selling Stockholders

Name and Address of Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock
Ares Corporate Opportunities Fund IV, L.P. Address: 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067	7,000,000	1,050,000
Ontario Teachers’ Pension Plan Board Address: 5650 Yonge Street, Toronto, Ontario M2M 4H5	7,000,000	1,050,000
Total	14,000,000	2,100,000

SCHEDULE III

Ares Corporate Opportunities Fund IV, L.P.

Ontario Teachers’ Pension Plan Board

Gary Hendrickson

Jesse Singh

Peter Clifford

Morgan Walbridge

The Jesse Singh 2016 Irrevocable Trust

The Linda Singh Revocable Trust

The Jesse G. Singh Revocable Trust

The Linda S.R. Singh Family Trust

The 2022 Jesse Singh Trust

The Hendrickson Family Trust

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1.	The public offering price for the Stock is the price per share paid by each applicable investor.

2.	Number of shares of Repurchased Stock to be purchased by the Company from the Underwriter at the Purchase Price: 1,477,832

3.	14,000,000 shares of Firm Stock, 2,100,000 shares of Option Stock.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

SCHEDULE VIII

LIST OF SUBSIDIARIES

CPG International LLC

Vycom Corp.

Scranton Products Inc.

Sanatec Sub I Corporation

Santana Products Inc.

CPG Sub I Corporation

CPG Building Products LLC

WES, LLC

UltraLox Technology, LLC

Versatex Holdings, LLC

Versatex Building Products, LLC

Return Polymers, Inc.

StruXure Outdoor, LLC

INTEX Millwork Solutions, LLC

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of shares (the “Stock”) of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of The AZEK Company Inc., a Delaware corporation (the “Company”), and that the Underwriter propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of BofA Securities, Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the [30th/60th]1 day after the date of the Prospectus relating to the Offering (such [30/60]-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) shares of Common Stock acquired from the Underwriter in the Offering or transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, (b) transfers of shares of Common Stock or any security convertible into Common Stock

[1]	30-day lock-up applicable to members of management; 60-day applicable to Sponsor sellers.

Exhibit A-1

as a bona fide gift or gifts, (c) sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family (including to any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any members of the undersigned’s family), or affiliates of the undersigned, including its subsidiaries, partners (if a partnership), members (if a limited liability company), stockholders (if a corporation) or any investment fund or other entity controlling, controlled by, managing, or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (d) transfers of shares of Common Stock or any security convertible into Common Stock by will, testamentary document or intestate succession upon the death of the undersigned; provided that it shall be a condition to any transfer (i) pursuant to clauses (b)-(d) that the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) pursuant to clauses (b)-(d) that each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 30-day period referred to above (other than any required filed on Form 5), and (iii) pursuant to clauses (b) and (c) that the undersigned notifies BofA Securities, Inc. at least two business days prior to the proposed transfer or disposition, (f) the exercise (including cashless exercise) of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion, (g) transferring securities of the Company, including shares of Common Stock, pursuant to any existing Rule 10b5-1 Plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an existing Rule 10b5-1 Plan, (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “New Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a New Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company does not voluntarily effect any such public filing or report regarding such New Rule 10b5-1 Plan, (i) any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be publicly filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during

Exhibit A-2

the Lock-Up Period, (j) any transfer pursuant to a bona fide third party tender or exchange offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, (provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned shall remain subject to the restrictions contained in this Lock-Up Letter Agreement), (k) transfers to the Company for the purpose of satisfying any tax withholding obligations (including estimated taxes) due as a result of the exercise of options or as a result of the vesting of or upon the receipt of equity awards held by the undersigned, (l) the repurchase of Common Stock or securities convertible into Common Stock by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Company and (m) transfers of shares of Common Stock or any security convertible into Common Stock by operation of law or pursuant to an order of a court or regulatory agency, provided, however, that for purposes of clauses (j) through (m), if the undersigned is legally required during the Lock-Up Period to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock to the Company, the undersigned shall include a statement in such report clearly indicating the nature and conditions of such transfer [and provided further that, notwithstanding anything herein to the contrary, commencing at the opening of trading on the sixth business day after the pricing of the Offering through the expiration of the Lock-Up Period, the undersigned may sell, transfer or otherwise dispose of shares of Common Stock in an amount (for the avoidance of doubt in addition to any offers, sales, pledges dispositions or transfers otherwise permitted by clauses (a) through (m) of this paragraph) not to exceed 5% of the shares of Common Stock of which the undersigned is the beneficial owner (as defined in Rule 16a-1(a)(2) under the Exchange Act) (the “Permitted Dispositions”). For purposes of calculating the Permitted Dispositions, the undersigned shall be deemed to be the beneficial owner of all vested securities held by the undersigned that are convertible into or exercisable or exchangeable for shares of Common Stock.]2 For purposes of clause (j) above, “change of control” shall mean the consummation of any bona fide third party tender or exchange offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

[2]	Included only with respect to officers and directors.

Exhibit A-3

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders and the Underwriter.

The undersigned hereby consents to receipt of this Lock-Up Letter Agreement in electronic form and understands and agrees that this Lock-Up Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation on the undersigned with the same force and effect as if such signature were an original execution, and delivery of this Lock-Up Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriter, (2) May 31, 2023, in the event that the Underwriting Agreement has not been executed by that date, (3) the filing by the Company of an application to withdraw the registration statement related to the Offering and (4) the Underwriter notifying the Company, or the Company notifying the Underwriter, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

[Signature page follows]

Exhibit A-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit B-1

EXHIBIT B

FORM OF CFO CERTIFICATE

THE AZEK COMPANY INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

May 16, 2023

The undersigned, pursuant to Section 9(o) of the Underwriting Agreement, dated May 16, 2023 (the “Underwriting Agreement”), among The AZEK Company Inc., a Delaware corporation (the “Company”), BofA Securities, Inc. (the “Underwriter”) and the selling stockholders listed in Schedule II thereto, each a shareholder of the Company, in his capacity as the Chief Financial Officer of the Company, and not in his individual capacity, hereby certifies on behalf of the Company, as of the date hereof, that:

(i)

The undersigned is the duly elected, qualified and acting Senior Vice President and Chief Financial Officer of the Company and is providing this certificate based on his examination of the internal accounting, financial and business records of the Company and its subsidiaries.

(ii)

The undersigned is knowledgeable with respect to the internal accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and has responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

(iii)

The undersigned, or members of the Company’s staff who are responsible for the Company’s and its subsidiaries’ financial and accounting matters, have reviewed the financial data and information identified by the Underwriter in certain pages from the Prospectus attached hereto as Annex A (the “Identified Information”) and have compared such Identified Information to certain management schedules derived from the accounting, business and financial records of the Company and its subsidiaries, and found them to be in agreement. Nothing has come to the attention of the undersigned that causes him to believe that the Identified Information is not accurate in all material respects or is misleading in any material respect.

This certificate has been prepared for the benefit of the Underwriter in connection with the offering of the Stock, and (i) the Underwriter are entitled to reasonably rely on this certificate in conducting and documenting their due diligence procedures in connection with the offering of the Stock and (ii) counsel to the Underwriter and counsel to the Company are each entitled to reasonably rely on this certificate in connection with their legal opinions and disclosure letters delivered in connection with the offering of the Stock. This certificate may not be relied upon for any other purpose or by any other person or entity. Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:
Title: